As filed with the Securities and Exchange Commission on May 22, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Kansas	72-1532188
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7701 East Kellogg Drive, Suite 300 Wichita, Kansas	67207
(Address of Principal Executive Offices)	(Zip Code)

Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan

(Full title of the plan)

Brad S. Elliott

Chairman and Chief Executive Officer

Equity Bancshares, Inc.

7701 East Kellogg Drive, Suite 300

Wichita, Kansas 67207

(Name and address of agent for service)

(316) 612-6000

(Telephone number, including area code, of agent for service)

Copies to:

Blake H Redwine, Esq.

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

(214) 855-7425

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

EXPLANATORY NOTE

Equity Bancshares, Inc. (the “Company”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an additional 1,000,000 shares of its Class A common stock, par value $0.01 per share (“Common Stock”) pursuant to the Second Amendment to the Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan (the “Plan”). The Company previously filed a Registration Statement on Form S-8 with the Commission on May 16, 2022 (Registration No. 333-264988) pursuant to which 760,000 shares of its Common Stock were registered for issuance under the Plan, and on May 3, 2024 (Registration No. 333-279114) pursuant to which an additional 1,000,000 shares of its Common Stock were registered for issuance under the Plan (together, the “Earlier Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statements are incorporated herein by reference and made part of this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein. The Plan, as amended, was unanimously adopted by the Company’s board of directors on February 18, 2026 and became effective upon the approval of the Company’s stockholders on April 21, 2026 at the Company’s 2026 Annual Meeting of Stockholders. The maximum aggregate number of shares of Common Stock issuable under the Plan is 2,760,000.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. Pursuant to Rule 428(b)(1) and the requirements of Part I of Form S-8, the documents containing such information are not being filed with the Commission either as part of this Registration Statement or as prospectuses (or prospectus supplements) pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Company with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a)

the Company’s Annual Report on Form 10-K (the “Annual Report”) for the year ended December 31, 2025, filed with the Commission on March 6, 2026, as amended by the Form 10-K/A filed with the Commission on March 10, 2026;

(b)	the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 8, 2026;
(c)

the information specifically incorporated by reference into the Annual Report from the Company’s Definitive Proxy Statement Schedule 14A for the 2026 Annual Meeting of Shareholders filed with the Commission on March 12, 2026;

(d)

the Company’s Current Reports on Form 8-K filed with the Commission on January 2, 2026, January 22, 2026, February 17, 2026, February 23, 2026, March 18, 2026 and April 22, 2026 (excluding any portions thereof which are deemed “furnished” rather than filed with the Commission);

(e)	all other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the annual report referred to in (a) above; and
(f)

the description of the Company’s Class A common stock, par value $0.01 per share, contained in the Company’s Registration Statement on Form 8-A (File No. 001-37624), filed with the Commission on November 6, 2015 (including any amendments or reports filed for the purpose of updating such description).

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description

3.1

Second Amended and Restated Articles of Incorporation of Equity Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to Equity Bancshares, Inc.’s Current Report on Form 8-K, filed with the Commission on May 3, 2016).

.
3.2

Amended and Restated Bylaws of Equity Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to Equity Bancshares, Inc.’s Registration Statement on Form S-1, filed with the Commission on October 9, 2015, File No. 333-207351).

4.1

Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Equity Bancshares, Inc.’s Amendment No. 1 to Registration Statement on Form S-1, filed with the Commission on October 27, 2015, File No. 333-207351).

5.1*	Opinion of Wise & Reber, L.C. as to the legality of the securities being registered.

23.1*	Consent of Wise & Reber, L.C. (included as part of Exhibit 5.1 hereto).

23.2*	Consent of Crowe LLP.

23.3*	Consent of Forvis Mazars, LLP.

24.1*	Power of Attorney.

99.1

Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan (incorporated by reference to Appendix A to Equity Bancshares, Inc.’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 17, 2022).

99.2

First Amendment to Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan (incorporated by reference to Appendix A to Equity Bancshares, Inc.’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 14, 2024).

99.3

Second Amendment to Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan (incorporated by reference to Appendix A to Equity Bancshares, Inc.’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 12, 2026).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on May 22, 2026.

EQUITY BANCSHARES, INC.

By:	/s/ Brad S. Elliott
Name	Brad S. Elliott
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Brad S. Elliott Brad S. Elliott	Chairman and Chief Executive Officer (Principal Executive Officer)	May 22, 2026

/s/ Chris M. Navratil Chris M. Navratil	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 22, 2026

/s/ Leon H. Borck * Leon H. Borck	Director	May 22, 2026
/s/ Kevin E. Cook * Kevin E. Cook	Director	May 22, 2026

/s/ Junetta M. Everett * Junetta M. Everett	Director	May 22, 2026

/s/ Clint Kendric Fergeson * Clint Kendric Fergeson	Director	May 22, 2026

/s/ Gregory L. Gaeddert * Gregory L. Gaeddert	Director	May 22, 2026

/s/ Benjamin J. Hutton * Benjamin J. Hutton	Director	May 22, 2026

/s/ Gregory H. Kossover * Gregory H. Kossover	Director	May 22, 2026

/s/ James S. Loving * James S. Loving	Director	May 22, 2026

/s/ Jerry P. Maland * Jerry P. Maland	Director	May 22, 2026

/s/ Shawn D. Penner * Shawn D. Penner	Director	May 22, 2026

/s/ D. Scott Rogerson * D. Scott Rogerson	Director	May 22, 2026

/s/ Lisa A. Schlehuber * Lisa A. Schlehuber	Director	May 22, 2026

*By: /s/ Chris M. Navratil Attorney-in-fact May 22, 2026